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                                                                 EXHIBIT 99.1(1)


                                O'CHARLEY'S INC.
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
               12 WEEKS ENDED OCTOBER 5, 2003 AND OCTOBER 6, 2002

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                                                                                2003                         2002
                                                                     ---------------------------   -------------------------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
      Restaurant sales                                                    $180,528        99.3%       $115,565        99.1%
      Commissary sales                                                       1,192         0.7%          1,057         0.9%
                                                                     ---------------------------   -------------------------
                                                                           181,720       100.0%        116,622       100.0%
Costs and Expenses:
      Cost of restaurant sales:
         Cost of food and beverage                                          54,646        30.3%         32,727        28.3%
         Payroll and benefits                                               61,321        34.0%         35,872        31.0%
         Restaurant operating costs                                         34,088        18.9%         21,092        18.3%
      Cost of commissary sales                                               1,131         0.6%            992         0.9%
      Advertising, general and administrative expenses                      12,324         6.8%          8,492         7.3%
      Depreciation and amortization                                          8,817         4.9%          5,976         5.1%
      Preopening costs                                                       1,579         0.9%          1,194         1.0%
                                                                     ---------------------------   -------------------------
                                                                           173,906        95.7%        106,345        91.2%
                                                                     ---------------------------   -------------------------

Income from Operations                                                       7,814         4.3%         10,277         8.8%

Other (Income) Expense:
      Interest expense, net                                                  3,264         1.8%          1,221         1.0%
      Other, net                                                                25         0.0%             11         0.0%
                                                                     ---------------------------   -------------------------
                                                                             3,289         1.8%          1,232         1.1%
                                                                     ---------------------------   -------------------------

Earnings Before Income Taxes                                                 4,525         2.5%          9,045         7.8%
Income Taxes                                                                 1,118         0.6%          3,143         2.7%
                                                                     ---------------------------   -------------------------
Net Earnings                                                                $3,407         1.9%         $5,902         5.1%
                                                                     ===========================   =========================

Basic Earnings per Share:
      Earnings per Common Share                                              $0.15                       $0.31
                                                                     ==============                ============
      Weighted Average Common Shares Outstanding                            22,162                      18,751
                                                                     ==============                ============

Diluted Earnings per Share:
      Earnings per Common Share                                              $0.15                       $0.30
                                                                     ==============                ============
      Weighted Average Common Shares Outstanding                            22,539                      19,726
                                                                     ==============                ============
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